UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X| Filed by a Party other than the Registrant|_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (As Permitted by Rule 14A-6(e)(2))

|_| Definitive Proxy Statement

| | Definitive Additional Materials

|X| Soliciting Material Pursuant to ss.240.14a-12


                            LUCENT TECHNOLOGIES INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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                           LUCENT TECHNOLOGIES         [GRAPHIC OMITTED]
                               Bell Labs Innovations

                               PATRICIA F. RUSSO       600 Mountain Avenue
                                  Chairman and         Murray Hill, NJ 07974 USA
                            Chief Executive Officer
                                                       Phone 908 582 8519
                                                       Fax 908 582 5300
                                                       pfrusso@lucent.com




August 16, 2006

Mr. Ken Raschke
President
Lucent Retirees Organization
231 Pinetuck Lane
Winston-Salem, NC 27104

Dear Ken:

Attached are responses to the questions you submitted on July 28, 2006. We have tried to provide answers within the legal constraints on us that exist as a result of the proxy solicitation period related to the proposed merger. In addition, as I mentioned in my last letter, we will need to file these responses with the SEC. The filing will be available on our external website and through the SEC website.

I hope this information will be useful to your members.

Sincerely,

/s/ Patricia F. Russo


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1.      MS.  RUSSO IN HER  LETTER  OF APRIL 25  STATED  IN PART  ...."THE  34
        BILLION IN PENSION ASSETS ARE HELD IN TRUST FUNDS EXCLUSIVELY FOR LUCENT RETIREES". LUCENT'S CFO MADE A SIMILAR STATEMENT TO ANALYSTS WHICH WAS REPORTED ON AN 8K FILED BY LUCENT. SINCE THE MANAGEMENT PENSION PLAN IS UNDERFUNDED BY APPROXIMATELY $1 BILLION AND THE NON-MANAGEMENT PLAN OVERFUNDED BY MORE THAN $2 BILLION, WOULDN'T SEPARATE DISCLOSURE OF BOTH AMOUNTS BE A FAIRER DISCLOSURE?

In our 10-K, we report the aggregate benefit obligations and fair value of plan assets, as well as the specific benefit obligations and fair value of assets for both the U.S. management and U.S. occupational plans, all on a GAAP basis. This information can be found on page F-61 of the 10-K for fiscal year 2006.

While our U.S. management plan is underfunded on a GAAP basis, on an ERISA basis, we were not required to make contributions to either plan. We continue to conduct required thorough measures of our funding levels at the end of each fiscal year, to ensure we are in line with both GAAP and ERISA guidelines.

On our third fiscal quarter earnings call, Lucent CFO John Kritzmacher said that, globally, based on preliminary estimates for certain asset classes, the fair market value of defined benefit plan assets on a GAAP basis was approximately $34 billion as of June 30, 2006.

In our most recent Form 5500 filing for calendar year 2004, which we filed with the Department of Labor in October 2005, we stated that as of January 2003, the represented pension plan was funded at approximately $13.4 billion (accrued liability: $10.4 billion) and the management plan was funded at approximately $14.6 billion (accrued liability: $14.4 billion).

2. DOES LUCENT HAVE ANY PLANS TO PROVIDE THE ADDITIONAL FUNDING FOR THE MANAGEMENT PLAN BEFORE THE ACQUISITION IS COMPLETED?

We are required by ERISA to have independent actuaries review our qualified pension plans each year to see if we need to contribute funds to them. We haven't had to make contributions to these qualified plans since their inception in 1996, and we currently do not expect to make contributions through fiscal 2007, based on current law. The pending merger transaction with Alcatel does not impact our contribution requirements.

3. ALTHOUGH WE RECOGNIZE THAT THE DEATH BENEFIT WHICH LUCENT ELIMINATED IN 2003 IS CURRENTLY THE SUBJECT OF LITIGATION IN A CLASS ACTION SUIT, WOULDN'T THIS BE AN APPROPRIATE TIME FOR LUCENT TO CONSIDER RESTORING THE BENEFIT OR SEARCH FOR SOME WAY TO REACH AGREEMENT WITH THE "CLASS"?

As is our policy, we do not comment on matters in litigation.

4. THE LUCENT RETIREES ORGANIZATION HAS LONG FELT THAT THE FIDUCIARIES APPOINTED BY LUCENT TO OVERSEE ITS PENSION AND OTHER PLANS ARE NOT TRULY INDEPENDENT, ALTHOUGH WE RECOGNIZE THAT USING EMPLOYEES OF LUCENT AS FIDUCIARIES IS NOT ILLEGAL. RATHER THAN SUGGESTING MAJOR CHANGES, WE WOULD LIKE TO PROPOSE A SMALL MODIFICATION TO THE NUMBER OF FIDUCIARIES. WE WOULD


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        PROPOSE  TO  ASK  THAT  YOU  ADD  TWO  "EX-OFFICIO"  INDIVIDUALS  TO THE
        FIDUCIARY BODY, ONE FROM MANAGEMENT RETIREES AND ONE FROM NON-MANAGEMENT RETIREES. THESE INDIVIDUALS WOULD HAVE ACCESS TO ALL OF THE INFORMATION AVAILABLE TO THE OTHER FIDUCIARIES AND PARTICIPATE IN DISCUSSIONS BUT WOULD NOT HAVE A VOTE. WE BELIEVE THIS IS A REASONABLE COMPROMISE.

We appreciate your suggestion, but believe we have the appropriate expertise and a best-in-class approach for managing and protecting the security of our pension assets and therefore we believe the current structure is appropriate.

The fiduciaries who manage Lucent's pension assets are investment professionals who have joined Lucent from a variety of highly regarded investment institutions. They manage a well-diversified portfolio, which is structured to meet our current and future pension obligations. And they are subject to a high standard of responsibility to plan participants and beneficiaries.

The returns on our pension assets have generally outpaced the assumptions we have made regarding the returns on those assets (most recently, Lucent has assumed an 8.5 percent return). As reported in Lucent's 10-K filing, the actual 10-year rates of return on pension plan assets were 10.6%, 11%, and 9.9% during fiscal 2005, 2004 and 2003, respectively.

In addition, the identity of the institutions selected, as well as the investment strategy applied, have considerable competitive value, are highly confidential, and need to be managed as such.

5. AT THE TIME OF THE ACQUISITION BY ALCATEL, WILL A TRUST BE ESTABLISHED AND FULLY FUNDED TO PAY SUPPLEMENTAL PENSIONS (THOSE PAID CURRENTLY FROM OPERATING FUNDS)?

We do not plan to establish this kind of trust. However, you may be aware of an obligation to fund supplemental pension and deferred compensation that Lucent inherited in 1996, at the time of our spin-off from AT&T, pursuant to the terms of an irrevocable trust we were required to establish back then. Under the original terms of the trust, our obligation to fund it was irrevocable upon the announcement of a potential change in control such as the planned merger with Alcatel. As stated in our definitive proxy statement for the special meeting, the primary beneficiaries of this trust are our current and former executive officers. Assets of the trust are subject to the claims of Lucent's creditors.

6. ARE THE ASSETS CURRENTLY IN THE LIFE INSURANCE TRUST SUFFICIENT TO PAY ALL FUTURE CLAIMS FROM BENEFICIARIES OF THOSE CURRENTLY COVERED BY THIS BENEFIT?

Our intention has been, and continues to be, to provide the life insurance benefit to our eligible retirees, and to ensure there are adequate resources to do so. There are no current plans to eliminate or modify this benefit.

As you'll remember, some of the assets of the life insurance trust were used to help manage our retiree healthcare obligation. But the trust is funded in an amount that will be sufficient to provide for a number of years of future claims.


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7.      HEALTH  CARE  BENEFITS  ARE  IMPORTANT  TO A LARGE  NUMBER OF  RETIREES,
        ESPECIALLY THOSE UNDER 65. CAN YOU PROVIDE ANY ADDITIONAL INFORMATION AS TO ANY CHANGES IN BENEFITS THAT MIGHT BE MADE THIS YEAR OR NEXT?

The details about 2007 benefits will be part of the materials you will receive in October as part of the upcoming open enrollment period.

As has always been the challenge, we need to balance what we can afford and what we can offer to our retirees. Simply put, we need to manage our costs. Lucent is not alone in facing rising inflation and healthcare costs, and we're doing our best to balance these costs with the need to continue investing in the business to maintain our competitiveness.

8. WILL THE COMPANIES FUND A VEBA TRUST TO PAY FOR THE ADDED HEALTH CARE COSTS CREATED BY THE TRANSFER OF ALCATEL U.S. EMPLOYEES TO THE NEW LUCENT U.S. SUBSIDIARY?

Please note that Alcatel provides only access to healthcare for their retirees, but does not provide a subsidy. Alcatel's retirees are responsible for all of their healthcare costs.

Therefore, we do not anticipate any impact from Alcatel's U.S. employees or retirees on these plans.

9. THE COMBINATION OF THE POTENTIAL FOR LOWER ASSET VALUES (LOWER MARKET VALUES) AND THE POTENTIAL FOR INCREASED PENSION LIABILITIES SHOULD ALCATEL U.S. EMPLOYEES PARTICIPATE IN THE LRIP, COMBINED WITH THE EFFECT OF NEW ERISA FUNDING RULES MAY DRIVE THE LRIP FUNDING LEVEL DOWN FROM ITS 108% LEVEL, AS LAST REPORTED. WILL ALCATEL AND LUCENT ASSURE FUNDING OF THE PLAN BACK TO THE 108% LEVEL?

No decisions on U.S. employee benefit plans of the combined company have been made. Once the pending merger transaction has closed, these decisions will be made. It would be premature to speculate at this point.

10. LUCENT'S RECENT 10K STATED THAT "LEGISLATIVE ACTIONS COULD IMPACT U.S. PENSION PLANS, IF ADOPTED. THE PROPOSED PENSION REFORM LEGISLATION COULD SIGNIFICANTLY INCREASE THE FUNDING REQUIREMENTS FOR OUR U.S. PENSION PLANS." IF THE LEGISLATION IS ADOPTED IN ITS PRESENT FORM WILL LUCENT SHARE WITH THE LRO YOUR CURRENT ESTIMATE OF THE NEW ERISA FUNDING LEVELS, SEPARATELY FOR THE MANAGEMENT AND THE NON-MANAGEMENT PENSION PLANS?

The Pension Protection Act was passed by the House on July 28 and by the Senate on August 3. This legislation marks the largest set of changes to the pension and 401(k) plan area since ERISA was passed in 1974.

We are in the process of reviewing the final version approved by the Senate, which was more than 900 pages. We are working to determine the implications of the new legislation on our pension plans and on the section 420 provisions that govern the use of excess pension assets to fund retiree healthcare.

Given the securities law restrictions on selective disclosure of information, which are even more rigorous during our pending merger transaction, we will continue to disclose material information in our public filings, including the definitive proxy statement, 10-K, 10-Q, 8-K, etc.

11. CAN YOU ASSURE MANAGEMENT RETIREES THAT THE NEW LUCENT WILL NOT USE MANAGEMENT PENSION PLAN ASSETS TO PAY FOR CORPORATE RESTRUCTURING INDUCEMENTS TO RETIRE, NAMELY LAYOFF ALLOWANCE AND/OR SEVERANCE PAY NOT OFFERED TO OTHER VESTED PARTICIPANTS?

There are no current plans to use management pension assets to fund restructuring actions.

12. IN YOUR APRIL 25, 2006 LETTER TO LUCENT ALUMNI, YOU SAID "THE WAY THE DEAL IS STRUCTURED, LUCENT WILL BECOME A SUBSIDIARY OF A LARGER PARENT COMPANY AFTER THE MERGER, AND WILL REMAIN THE PLAN SPONSOR OF THE LUCENT PENSION PLANS." THIS U.S. SUBSIDIARY IS DESCRIBED MORE FULLY IN THE
        ALCATEL F-4 AT PAGE 46 AND ELSEWHERE. WILL YOU PLEASE CONFIRM THAT THE PARENT COMPANY, TO BE BASED IN FRANCE, REMAINS UNCONDITIONALLY RESPONSIBLE TO MEET THE PENSION AND BENEFIT OBLIGATIONS OF THE
        SUBSIDIARY, IF FOR ANY REASON THE SUBSIDIARY CANNOT MEET THOSE OBLIGATIONS OR IS DISSOLVED? IF SO, CAN YOU PROVIDE THAT PART OF THE MERGER AGREEMENT THAT REFERENCES THIS OBLIGATION OF THE PARENT COMPANY?

Post closing, Lucent will remain the sponsor of each plan and will continue to meet the pension and benefit obligations, consistent with federal requirements. From a legal and fiduciary perspective, the obligation to our pensioners remains the same.

And as has always been the case, we will continue to evaluate retiree healthcare and balance our retirees' needs with what we can afford and remain a viable player in a very competitive market.

                                                         #


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SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005, as amended, as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

WHERE TO FIND ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4"), which includes a definitive proxy statement/prospectus, dated August 4, 2006, relating to the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.